UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2005

GUITAR CENTER, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-22207	95-4600862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5795 Lindero Canyon Road Westlake Village, California		91362
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 735-8800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Plan Amendment.  On March 14, 2005, our Board of Directors approved, subject to stockholder approval at our Annual Meeting of Stockholders scheduled to be held on May 5, 2005, two amendments to the 2004 Guitar Center, Inc. Incentive Stock Award Plan (the “2004 Plan”).  These amendments would, if approved by stockholders:

•                  increase the number of shares reserved for issuance under the 2004 Plan by 700,000; and

•                  increase the maximum amount of cash that may be paid as a performance or dividend equivalent award to any individual in any single calendar year to $6.0 million.

The full text of the amendment is attached to this report as Exhibit 99.1 and is incorporated herein by reference.  This disclosure is not a solicitation of any proxy in connection with the above proposal, such solicitation to be made solely by way of our definitive proxy statement expected to be filed with the Securities and Exchange Commission during the week of March 21, 2005.

Outside Director Compensation.  On March 14, 2005, our Board of Directors made several changes in the compensation program for outside directors, which changes will become effective at the Annual Meeting of Stockholders.  The material changes were that:

•                  the cash stipend for non-employee directors will in the future be paid quarterly in arrears, instead of annually in advance (the amount was not changed); and

•                  the annual equity award for non-employee directors will be in the form of restricted stock, not deferred stock units (the amount was not changed).

NEO Compensation.  The compensation committee of our board ratified an increase in the base compensation payable to David Angress, a named executive officer, from $280,000 to $295,000 per annum.

CEO Bonus Plan.  Effective March 14, 2005, the compensation committee established the performance criteria applicable to our Senior Executive Bonus Plan.  The only executive designated to participate in the plan for the year ending December 31, 2005 is our CEO and the performance goal selected is consolidated net income for the 2005 fiscal year (subject to potential adjustments).

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 11, 2005, Wm. Christopher Gorog advised us that he would not stand for reelection to our Board of Directors.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 14, 2005, our Board of Directors amended our Amended and Restated Bylaws by amending Article III, Section 2 to provide that the authorized number of directors shall be between seven and ten, with the exact number to be fixed from time to time by a duly adopted resolution of the Board of Directors.  The full text of the amendment is attached to this report as Exhibit 99.2 and is incorporated herein by reference.

* * * * * * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUITAR CENTER, INC.

Date: March 16, 2005
	By:	/s/ BRUCE ROSS
Bruce Ross
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Form of Amendment to the 2004 Guitar Center, Inc. Incentive Stock Award Plan.

99.2	Certificate of Amendment to the Bylaws of Guitar Center, Inc., effective March 14, 2005.